                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the:

   White Pine Software, Inc. Stock Option Plan (1992),
   White Pine Software, Inc. Stock Option Plan (1993),
   White Pine Software, Inc. Stock Option Plan (1994),
   White Pine Software, Inc. Stock Option Plan (1995),
   Letter Agreement between White Pine Software, Inc. and Jack Dutzy dated as of
    October 13, 1995,
   Letter Agreement between White Pine Software, Inc. and Andrew Hally dated as of March 25, 1996,
   Letter Agreement between White Pine Software, Inc. and Richard Kennerly delivered as of April 16, 1996,
   Letter Agreement between White Pine Software, Inc. and Richard M. Darer dated as of May 28, 1996,
   White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan,

and to the incorporation by reference therein of our report dated June 28, 1996 (except Note 3, as to which the date is July 31, 1996), with respect to the consolidated financial statements of White Pine Software, Inc. included in its Registration Statement on Form SB-2 (333-9525) filed with the Securities and Exchange Commission.

                                              Ernst & Young LLP

Manchester, New Hampshire
February 4, 1997